                                                                  EXHIBIT 2.4






                                    Form of
                           Employee Matters Agreement

                                     between

                              SARA LEE CORPORATION

                                       and

                                   COACH, INC.

                       Effective as of the Effective Date

                                                   TABLE OF CONTENTS

                                                                                                                  PAGE


ARTICLE I            GENERAL PRINCIPLES.............................................................................1

         Section 1.1    Assumption of Coach Liabilities.............................................................1

         Section 1.2    Establishment of Coach Plans................................................................2

         Section 1.3    Coach Under No Obligation to Maintain Plans.................................................2

         Section 1.4    Coach's Participation in Sara Lee Plans.....................................................2

         Section 1.5    Terms of Participation by Coach Employees and Coach Transferred Employees in Coach Plans....3

         Section 1.6    Foreign Plans...............................................................................4

ARTICLE II           RETIREMENT PLANS...............................................................................4

         Section 2.1    401(k) Plan.................................................................................4

         Section 2.2    Pension Plan................................................................................5

         Section 2.3    ESOP........................................................................................5

         Section 2.4    Puerto Rico Plans...........................................................................5

         Section 2.5    Other Coach Retirement Plans................................................................5

ARTICLE III          NON-QUALIFIED PLANS............................................................................6

         Section 3.1    Deferred Compensation Plan..................................................................6

         Section 3.2    SERP........................................................................................6

ARTICLE IV           HEALTH AND WELFARE PLANS.......................................................................7

         Section 4.1    Health Plans as of the Distribution Date....................................................7

         Section 4.2    Health Plans from the Separation Date through the Distribution Date.........................7

         Section 4.3    Section 125 Plan............................................................................8

         Section 4.4    Severance Plans.............................................................................8

         Section 4.5    Disability Plans............................................................................8

         Section 4.6    Business Travel Accident Insurance..........................................................9

         Section 4.7    Group Insurance Plan........................................................................9

         Section 4.8    Workers' Compensation Plan..................................................................9

         Section 4.9    Key Executive Plans.........................................................................9

ARTICLE V            EQUITY AND OTHER COMPENSATION.................................................................10

         Section 5.1    Coach Incentive Plans......................................................................10

         Section 5.2    Sara Lee Long-Term Incentive Plan..........................................................10


                                      -i-

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
                                                                                                                  PAGE



         Section 5.3    Executive Restricted Stock Plan............................................................10

         Section 5.4    Sara Lee Options...........................................................................11

         Section 5.5    Administrative Services....................................................................13

ARTICLE VI           FRINGE AND OTHER BENEFITS.....................................................................14

         Section 6.1    Fringe Benefit Plans.......................................................................14

ARTICLE VII          ADMINISTRATIVE PROVISIONS.....................................................................14

         Section 7.1    Intercompany Transitional Services.........................................................14

         Section 7.2    Payment of Liabilities, Plan Expenses and Related Matters..................................14

         Section 7.3    Sharing of Participant Information.........................................................15

         Section 7.4    Reporting and Disclosure Communications to Participants....................................15

         Section 7.5    Employee Identification Numbers............................................................16

         Section 7.6    Beneficiary Designation....................................................................16

         Section 7.7    Requests for IRS and DOL Opinions..........................................................16

         Section 7.8    Fiduciary Matters..........................................................................16

         Section 7.9    Consent of Third Parties...................................................................16

         Section 7.10   Tax Cooperation............................................................................16

         Section 7.11   Financial Reporting Cooperation............................................................16

ARTICLE VIII         EMPLOYMENT-RELATED MATTERS....................................................................17

         Section 8.1    Terms of Coach Employment..................................................................17

         Section 8.2    HR Data Support Systems....................................................................17

         Section 8.3    Employment of Employees with U.S. Work Visas...............................................17

         Section 8.4    Confidentiality and Proprietary Information................................................17

         Section 8.5    Personnel Records..........................................................................17

         Section 8.6    Medical Records............................................................................18

         Section 8.7    Unemployment Insurance Program.............................................................18

         Section 8.8    Non-Termination of Employment; No Third-Party Beneficiaries................................18

ARTICLE IX           GENERAL PROVISIONS............................................................................18

         Section 9.1    Effect if Separation, IPO and/or Distribution Does Not Occur...............................18

         Section 9.2    Relationship of Parties....................................................................19

         Section 9.3    Affiliates.................................................................................19


                                      -ii-

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
                                                                                                                  PAGE


         Section 9.4    Incorporation of Separation Agreement Provisions...........................................19

         Section 9.5    Notices....................................................................................19

         Section 9.6    Governing Law and Jurisdiction.............................................................20

         Section 9.7    Assignment.................................................................................20

         Section 9.8    Severability...............................................................................20

         Section 9.9    Interpretation.............................................................................20

         Section 9.10   Amendment..................................................................................21

         Section 9.11   Termination................................................................................21

         Section 9.12   Conflict...................................................................................21

         Section 9.13   Counterparts...............................................................................21

ARTICLE X            DEFINITIONS...................................................................................21

         Section 10.1   401(k) Plan................................................................................22

         Section 10.2   Affiliate..................................................................................22

         Section 10.3   Agreement..................................................................................22

         Section 10.4   Ancillary Agreements.......................................................................22

         Section 10.5   Assets.....................................................................................22

         Section 10.6   Business Travel Accident Insurance.........................................................22

         Section 10.7   Coach......................................................................................22

         Section 10.8   Coach Business.............................................................................22

         Section 10.9   Coach Claims...............................................................................23

         Section 10.10  Coach Employee.............................................................................23

         Section 10.11  Coach GIP..................................................................................23

         Section 10.12  Coach Group................................................................................23

         Section 10.13  Coach Stock Value..........................................................................23

         Section 10.14  Coach Terminated Employee..................................................................23

         Section 10.15  Coach Transferred Employee.................................................................24

         Section 10.16  COBRA......................................................................................24

         Section 10.17  Code.......................................................................................24

         Section 10.18  Deferred Compensation Plan.................................................................24

         Section 10.19  Dispute....................................................................................25


                                      -iii-

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
                                                                                                                  PAGE


         Section 10.20  Disability Plans...........................................................................25

         Section 10.21  Distribution...............................................................................25

         Section 10.22  Distribution Date..........................................................................25

         Section 10.23  DOL........................................................................................25

         Section 10.24  Effective Date.............................................................................25

         Section 10.25  Elective Option Assumption Ratio...........................................................25

         Section 10.26  ERISA......................................................................................25

         Section 10.27  ESOP.......................................................................................25

         Section 10.28  Executive Bonus Plan.......................................................................25

         Section 10.29  Executive Restricted Stock Plan............................................................25
 .
         Section 10.30  FMLA.......................................................................................25

         Section 10.31  Foreign Plan...............................................................................25

         Section 10.32  Fringe Benefit Plans.......................................................................26

         Section 10.33  FSA Plan...................................................................................26

         Section 10.34  General Assignment and Assumption Agreement................................................26

         Section 10.35  Group Insurance Plan.......................................................................26

         Section 10.36  HCFA.......................................................................................26

         Section 10.37  Health and Welfare Plans...................................................................26

         Section 10.38  Health Plans...............................................................................26

         Section 10.39  HMO........................................................................................27

         Section 10.40  IPO........................................................................................27

         Section 10.41  IPO Closing Date...........................................................................27

         Section 10.42  IPO Registration Statement.................................................................27

         Section 10.43  IRS........................................................................................27

         Section 10.44  Key Executive Plans........................................................................27

         Section 10.45  Liabilities................................................................................27

         Section 10.46  Long-Term Incentive Plan...................................................................27

         Section 10.47  Master Transitional Services Agreement.....................................................27

         Section 10.48  NYSE.......................................................................................27

         Section 10.49  Option.....................................................................................27


                                      -iv-

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
                                                                                                                  PAGE


         Section 10.50  Outsource..................................................................................28

         Section 10.51  Participating Company......................................................................28

         Section 10.52  Pension Plan...............................................................................28

         Section 10.53  Person.....................................................................................28

         Section 10.54  Plan.......................................................................................28

         Section 10.55  Post-Distribution Period...................................................................28

         Section 10.56  Premium Plan...............................................................................28

         Section 10.57  Puerto Rico Plans..........................................................................28

         Section 10.58  QDRO.......................................................................................28

         Section 10.59  QMCSO......................................................................................28

         Section 10.60  Ratio......................................................................................29

         Section 10.61  Record Date................................................................................29

         Section 10.62  Restricted Stock Unit......................................................................29

         Section 10.63  Revenue....................................................................................29

         Section 10.64  Sara Lee...................................................................................29

         Section 10.65  Sara Lee Employee..........................................................................29

         Section 10.66  Sara Lee Group.............................................................................29

         Section 10.67  Sara Lee Plans.............................................................................29

         Section 10.68  Sara Lee Stock Value.......................................................................29

         Section 10.69  Sara Lee Terminated Employee...............................................................30

         Section 10.70  SEC........................................................................................30

         Section 10.71  Section 125 Plan...........................................................................30

         Section 10.72  Separation.................................................................................30

         Section 10.73  Separation Agreement.......................................................................30

         Section 10.74  Separation Date............................................................................30

         Section 10.75  SERP.......................................................................................30

         Section 10.76  Severance Plans............................................................................30

         Section 10.77  Stock Plan.................................................................................30

         Section 10.78  Subsidiary.................................................................................30

         Section 10.79  Unemployment Insurance Program.............................................................31


                                      -v-

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)
                                                                                                                  PAGE


         Section 10.80  Workers' Compensation Plan.................................................................31

SCHEDULE 1.6      FOREIGN PLANS...................................................................................31
SCHEDULE 4.1(A)   COACH HEALTH PLANS..............................................................................32
SCHEDULE 4.2      SARA LEE HEALTH PLANS...........................................................................33
SCHEDULE 5.4      SARA LEE RESTRICTED STOCK HELD BY...............................................................33
            NON-U.S. COACH TRANSFERRED EMPLOYEES..................................................................34

                           EMPLOYEE MATTERS AGREEMENT


         This EMPLOYEE MATTERS AGREEMENT is signed on August 24, 2000, to be effective on the Effective Date, between Sara Lee Corporation, a Maryland corporation ("Sara Lee"), and Coach, Inc., a Maryland corporation ("Coach"). Capitalized terms used herein (other than the formal names of Sara Lee Plans (as defined below) and related trusts of Sara Lee) and not otherwise defined, shall have the respective meanings assigned to them in Article X hereof.

         WHEREAS, the Board of Directors of Sara Lee has determined that it is in the best interests of Sara Lee and its shareholders to disaggregate Sara Lee's existing Coach division into a wholly-owned Subsidiary; and

         WHEREAS, in furtherance of the foregoing, Sara Lee and Coach have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                               GENERAL PRINCIPLES

         Section 1.1 ASSUMPTION OF COACH LIABILITIES. Except as specified otherwise in this Agreement or as mutually agreed upon by Coach and Sara Lee from time to time, Coach and the Coach Plans hereby assume and agree to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) effective as of the Separation Date with respect to the Coach Employees: (i) all Liabilities relating to, arising out of, or resulting from future, present or former employment with the Coach Business (including Liabilities relating to, arising out of, or resulting from Sara Lee Plans and Coach Plans); (ii) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the Coach Group; and (iii) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Coach Group, or a Coach Plan pursuant to this Agreement; and (b) effective as of the Distribution Date with respect to the Coach Transferred Employees: (i) all Liabilities relating to, arising out of, or resulting from future, present or former employment with the Coach Business (including Liabilities relating to, arising out of, or resulting from Sara Lee Plans and Coach Plans); (ii) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the Coach Group; and (iii) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Coach Group, or a Coach Plan pursuant to this Agreement.

         Section 1.2 ESTABLISHMENT OF COACH PLANS.

              (a) HEALTH AND WELFARE PLANS AND FRINGE BENEFIT PLANS. Effective as of or before the Distribution Date, Coach shall adopt the Coach Health and Welfare Plans and the Coach Fringe Benefit Plans.

              (b) 401(k) PLAN. Effective as of or before the Distribution Date, Coach shall adopt the Coach 401(k) Plan.

              (c) EQUITY AND OTHER COMPENSATION. Effective as of or before the IPO Closing Date, Coach shall adopt (i) the Coach Stock Plans and (ii) the Coach Executive Bonus Plan.

              (d) NONQUALIFIED PLAN. Effective as of June 1, 2000, Coach adopted the Coach Deferred Compensation Plan.

              (e) ASSISTANCE BY SARA LEE. If Coach so elects, Sara Lee shall use its commercially reasonable best efforts for and on behalf of Coach to assist Coach in establishing the Coach Plans set forth herein and in procuring such contracts (including, but not limited to, trust agreements, insurance policies, service agreements, HMO agreements, vendor arrangements, funding arrangements, and investment arrangements), either via Sara Lee's existing relationships under the Sara Lee Plans or with suitable new parties, as is necessary or desirable for purposes of establishing and administering the Coach Plans.

         Section 1.3 COACH UNDER NO OBLIGATION TO MAINTAIN PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Coach, at any time after Coach establishes any Plan, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Coach Plan, any benefit under any Coach Plan or any trust, insurance policy or funding vehicle related to any Coach Plans, or any employment or other service arrangement with Coach Employees, independent contractors or vendors (to the extent permitted by law).

         Section 1.4 COACH'S PARTICIPATION IN SARA LEE PLANS.

              (a) PARTICIPATION IN SARA LEE PLANS. Except as specified otherwise in this Agreement, Coach shall, until the Distribution Date, continue to be a Participating Company in the Sara Lee Plans to the extent that Coach has not established a corresponding Plan.

              (b) SARA LEE'S GENERAL OBLIGATIONS AS PLAN SPONSOR. To the extent that Coach is a Participating Company in any Sara Lee Plan, Sara Lee shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Sara Lee Plan, and shall have the sole and absolute discretion and authority to interpret the Sara Lee Plan, as set forth therein. Effective as of the Distribution Date or such earlier date as Coach establishes a corresponding Plan (as specified in Section 1.2 or otherwise in this Agreement), Coach shall automatically cease to be a Participating Company in the corresponding Sara Lee Plan (regardless of whether, prior to the Distribution Date, Coach terminates or otherwise modifies its Plans).

              (c) COACH'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Coach shall perform, with respect to its participation in the Sara Lee Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Sara Lee Plan; (ii) full cooperation with Sara Lee Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Sara Lee has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Sara Lee has entered into an agreement relating to the Sara Lee Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

         Section 1.5 TERMS OF PARTICIPATION BY COACH EMPLOYEES AND COACH TRANSFERRED EMPLOYEES IN COACH PLANS.

              (a) NON-DUPLICATION OF BENEFITS. Except as specified otherwise in this Agreement, as of the Separation Date, or other later date that applies to the particular Coach Plan established thereafter, the Coach Plans shall not provide benefits that duplicate benefits provided by the corresponding Sara Lee Plans. Sara Lee and Coach shall agree on methods and procedures, including amending the respective Plan documents, to prevent Coach Employees from receiving duplicate benefits from the Sara Lee Plans and the Coach Plans; provided, that nothing shall prevent Sara Lee from unilaterally amending the Sara Lee Plans to avoid any such duplication.

              (b) SERVICE CREDIT. Except as specified otherwise in this Agreement, with respect to Coach Transferred Employees, each Coach Plan shall provide that all service and compensation that, as of the Distribution Date, were recognized under the corresponding Sara Lee Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Coach Plan to the same extent as if such items occurred under such Coach Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Coach Plans and the Sara Lee Plans.

         Section 1.6 FOREIGN PLANS. Coach and Sara Lee each intend that matters, issues, or Liabilities relating to, arising out of, or resulting from Foreign Plans and non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues, or Liabilities as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in the applicable Section or Schedule thereto or Schedule 1.6). The Foreign Plans are to be listed in Schedule 1.6.


                                   ARTICLE II

                                RETIREMENT PLANS

         Section 2.1 401(k) PLAN.

              (a) 401(k) PLAN TRUST. Effective as of or before the Distribution Date, Coach shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to form a part of the Coach 401(k) Plan. To the extent permitted by law, the Coach 401(k) Plan shall (i) accept rollover contributions that satisfy Section 402 of the Code from the Sara Lee ESOP, Sara Lee Pension Plan, and Sara Lee Puerto Rico Plans, and (ii) be capable of covering Puerto Rico employees.

              (b) 401(k) PLAN: ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Effective as of or before the Distribution Date: (i) the Coach 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Coach Transferred Employees under the Sara Lee 401(k) Plan including, without limitation, outstanding loans of Coach Transferred Employees; and (ii) Sara Lee shall cause the accounts of the Coach Transferred Employees under the Sara Lee 401(k) Plan that are held by its related trust, including promissory notes evidencing outstanding loans of Coach Transferred Employees, to be transferred to the Coach 401(k) Plan and its related trust in cash (or, if mutually agreed by Sara Lee and Coach, other property), and Coach shall cause such transferred accounts to be accepted by such Plan and its related trust. Coach and Sara Lee acknowledge and agree that such transfer of assets and liabilities comply with Sections 401(a)(12), 414(l) and 411(d)(6) of the Code and the regulations thereunder. Sara Lee shall take all actions necessary and appropriate to provide that all amounts credited to the accounts of Coach Transferred Employees participating in the Sara Lee 401(k) Plan (including employer matching contributions) shall be fully vested and nonforfeitable, effective as of the Distribution Date. Following the Distribution Date, Sara Lee shall retain sole responsibility for all benefit obligations under the Sara Lee 401(k) Plan, and Coach shall have no obligation with respect thereto.

              (c) 401(k) PLAN: STOCK CONSIDERATIONS. As a result of the spin-off of the Sara Lee 401(k) Plan and the Distribution, participant accounts in each of the Sara Lee 401(k) Plan and the Coach 401(k) Plan may both contain, in part, Sara Lee and Coach employer securities. Coach and Sara Lee shall assume sole responsibility for ensuring that their respective company stock funds, and underlying employer securities held in each such fund, are maintained in compliance with all requirements of ERISA and applicable securities laws.

              (d) NO DISTRIBUTION TO COACH TRANSFERRED EMPLOYEES. The Sara Lee 401(k) Plan and the Coach 401(k) Plan shall provide that no distribution of account balances shall be made to any Coach Transferred Employee solely on account of the Distribution.

              (e) ADMINISTRATION OF COACH 401(k) PLAN. Prior to the Distribution Date, Coach shall contract with a third party administrator to administer the Coach 401(k) Plan, which contract shall include the administration of participant loans transferred from the Sara Lee 401(k) Plan to the Coach 401(k) Plan. Coach or such third party administrator shall provide Sara Lee with at least sixty (60) days written notice of the transfer of assets under Subsection 2.1(b).

         Section 2.2 PENSION PLAN. Each Coach Transferred Employee who is actively employed by the Coach Companies on the Distribution Date shall be treated as terminating employment with Sara Lee on the Distribution Date for purposes of the Sara Lee Pension Plan; provided, that Sara Lee shall amend the Sara Lee Pension Plan to provide that for each Coach Transferred Employee who was actively employed by the Coach Companies on the IPO Closing Date, service with the Coach Companies after the Distribtuion Date shall be treated as vesting service under the Sara Lee Pension Plan.

         Section 2.3 ESOP. Each Coach Transferred Employee who is actively employed by the Coach Companies on the Distribution Date shall be treated as terminating employment with Sara Lee on the Distribution Date for purposes of the Sara Lee ESOP.

         Section 2.4 PUERTO RICO PLANS. Each Coach Transferred Employee who is actively employed by the Coach Companies on the Distribution Date shall be treated as terminating employment with Sara Lee on the Distribution Date for purposes of the Sara Lee Puerto Rico Plans.

         Section 2.5 OTHER COACH RETIREMENT PLANS. As of the Separation Date, Coach maintains the Coach Leatherware Company, Inc. Supplemental Pension Plan. On and after the Separation Date, Coach may continue to maintain the Coach Leatherware Company, Inc. Supplemental Pension Plan.

                                   ARTICLE III

                              NON-QUALIFIED PLANS

         Section 3.1 DEFERRED COMPENSATION PLAN.

              (a) ELECTIVE ALLOCATION OF ASSETS AND ASSUMPTION OF LIABILITIES. As of the IPO Closing Date, Sara Lee shall determine the amount of Liabilities under the Sara Lee Deferred Compensation Plan attributable to Coach Employees who elect to transfer their account balances to the Coach Deferred Compensation Plan. As soon as administratively practicable thereafter, Sara Lee shall pay to Coach cash equal to such Liabilities. Coincident with the receipt of such transfer, Coach shall assume all responsibilities and obligations relating to, arising out of, or resulting from such Liabilities.

              (b) PARTICIPATION IN DEFERRED COMPENSATION PLAN. Effective as of June 1, 2000, eligible Coach Employees may commence participation in the Coach Deferred Compensation Plan. Coach Employees who are currently participating in the Sara Lee Deferred Compensation Plan shall continue their participation in that Plan (according to its terms) unless and until either (i) such Coach Employees elect to transfer their account balances to the Coach Deferred Compensation Plan, or (ii) the Distribution Date. Coach Terminated Employees who are currently participating in the Sara Lee Deferred Compensation Plan shall continue their participation in that Plan (according to its terms).

              (c) MANDATORY ALLOCATION OF ASSETS AND ASSUMPTION OF LIABILITIES. As of the Distribution Date, Coach Transferred Employees shall cease all future participation in the Sara Lee Deferred Compensation Plan and Sara Lee shall determine the amount of Liabilities under the Sara Lee Deferred Compensation Plan attributable to Coach Transferred Employees who did not elect to transfer their account balances to the Coach Deferred Compensation Plan in accordance with Subsection 3.1(a). As soon as administratively practicable thereafter, Sara Lee shall pay to Coach cash equal to such Liabilities. Coincident with the receipt of such transfer, Coach shall assume all responsibilities and obligations relating to, arising out of, or resulting from such Liabilities.

         Section 3.2 SERP. Each Coach Transferred Employee who is actively employed by the Coach Companies on the Distribution Date shall be (a) fully vested in his or her accrued benefit under the Sara Lee SERP as of the Distribution Date, and (b) treated as terminating employment with Sara Lee on the Distribution Date.

                                   ARTICLE IV

                            HEALTH AND WELFARE PLANS

         Section 4.1 HEALTH PLANS AS OF THE DISTRIBUTION DATE.

              (a) COACH HEALTH PLANS. As of or before the Distribution Date, Coach shall have established the Coach Health Plans listed on Schedule 4.1(a) and, correspondingly, Coach shall cease to be a Participating Company in the Sara Lee Health Plans with respect to Coach Transferred Employees and Coach Terminated Employees who are not receiving retiree medical coverage under the Sara Lee Health Plans. Sara Lee shall retain benefit obligations for Coach Transferred Employees and Coach Terminated Employees who are receiving retiree medical coverage under the Sara Lee Health Plans as of the earlier of the Distribution Date or the date the Coach Health Plans are established, subject to the terms of the Sara Lee Health Plans (including, without limitation, Sara Lee's right to amend and/or terminate the Sara Lee Health Plans; provided that Coach Employees and Coach Transferred Employees shall be treated consistently with other similarly situated participants in the event of any amendment and/or termination of the Sara Lee Health Plans). Coach shall be solely responsible for the administration of the Coach Health Plans, including the payment of all employer-related costs in establishing and maintaining the Coach Health Plans, and for the collection and remittance of participant contributions and premiums, subject to Section 7.2. Following the earlier of the Distribution Date or the date the Coach Health Plans are established, Sara Lee shall retain sole responsibility for all benefit obligations under the Sara Lee Health Plans (except as provided in Section 4.2), and Coach shall have no obligation (except as provided in Section 4.2) with respect thereto.

              (b) HCFA. As of the earlier of (i) the Distribution Date or (ii) the date the Coach Health Plans are established pursuant to Subsection 4.1(a), Coach shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, under the HCFA data match reports that relate to Coach Transferred Employees or the Coach Terminated Employees who are not receiving retiree medical coverage under the Sara Lee Health Plans.

         Section 4.2 HEALTH PLANS FROM THE SEPARATION DATE THROUGH THE DISTRIBUTION DATE.

              (a) COACH PARTICIPATING COMPANY. Except as otherwise agreed by Sara Lee and Coach, for the period beginning with the Separation Date and ending on the Distribution Date (or such earlier date that Coach establishes the Coach Health Plans), Coach shall be a Participating Company in the Sara Lee Health Plans listed on Schedule 4.2. Sara Lee shall administer claims incurred under the Sara Lee Health Plans by Coach Employees before the Distribution Date but only to the extent that Coach has not, before the Distribution Date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by Sara Lee with respect to such claims shall be final and binding. Coach shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Coach Transferred Employees and Coach Employees before the Distribution Date (or such earlier date that Coach establishes the Coach Health Plans), including any claims that were administered by Sara Lee as of, on, or after the Distribution Date. Any such run-out Liability and all related claims, charges, and expenses shall be settled in a manner consistent with past practices and policies, including an interim accounting and a final accounting between Sara Lee and Coach.

              (b) COBRA. Coach shall continue to be responsible through the Distribution Date (or, if earlier, the date that Coach establishes the Coach Health Plans) for compliance with the health care continuation coverage requirements of COBRA and the Sara Lee Health Plans with respect to Coach Employees, Coach Transferred Employees, Coach Terminated Employees and qualified beneficiaries (as such term is defined under COBRA). Effective as of the earlier of the date that Coach establishes the Coach Health Plans or the Distribution Date, Coach shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Coach Health Plans for Coach Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA).

         Section 4.3 SECTION 125 PLAN. Through the Distribution Date, Coach shall remain a Participating Company in the Sara Lee Section 125 Plan. The existing elections for Coach Transferred Employees participating in the Sara Lee
Section 125 Plan and for newly-eligible employees of Coach who elect to participate in the Sara Lee Section 125 Plan shall remain in effect through the end of the applicable Section 125 plan year in which the Distribution Date occurs. Effective on the Distribution Date (or, if earlier, such other date immediately following the date that Coach's participation in the Sara Lee
Section 125 Plan terminates), Coach shall establish, or caused to be established, the Coach Section 125 Plan and Coach shall be solely responsible for the Coach Section 125 Plan. In the event that Coach establishes the Coach
Section 125 Plan after the beginning of the Section 125 plan year under the Sara Lee FSA Plan, Sara Lee shall cause the accounts of Coach Transferred Employees who are participating in the Sara Lee FSA Plan to be transferred to the Coach
Section 125 Plan.

         Section 4.4 SEVERANCE PLANS. Coach shall, until the earlier of the IPO Closing Date or the date Coach establishes the Coach Severance Plans, continue to be a Participating Company in the Sara Lee Severance Plans.

         Section 4.5 DISABILITY PLANS. As of the Separation Date, Coach was not a Participating Company in the Sara Lee Disability Plans. Accordingly, on and after the Separation Date, Coach shall not be eligible to become a Participating Company in the Sara Lee Disability Plans.

         Section 4.6 BUSINESS TRAVEL ACCIDENT INSURANCE. Through the Distribution Date, Coach shall remain a Participating Company in the Sara Lee Business Travel Accident Insurance policy. Sara Lee shall be responsible for administering or causing to be administered the Sara Lee Business Travel Accident Insurance policy with respect to Coach Employees. Effective as of the Distribution Date, Coach shall be solely responsible for maintaining its own Business Travel Accident Insurance policy.

         Section 4.7 GROUP INSURANCE PLAN. Coach shall, until the earlier of the Distribution Date or the date Coach establishes the Coach Group Insurance Plan, continue to be a Participating Company in the Sara Lee Group Insurance Plan.

         Section 4.8 WORKERS' COMPENSATION PLAN.

              (a) PARTICIPATION IN THE SARA LEE WORKERS' COMPENSATION PLAN. Until the Distribution Date, Coach shall continue to be a Participating Company in the Sara Lee Workers' Compensation Plan. Sara Lee shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from all claims by Coach Employees, Coach Terminated Employees and Coach Transferred Employees based on employment with the Coach Business ("Coach Claims") prior to the Distribution Date. Sara Lee shall continue to administer, or cause to be administered, the Sara Lee Workers' Compensation Plan in accordance with its terms and applicable law. Coach shall fully cooperate with Sara Lee and its insurance company in the administration and reporting of Coach Claims under the Sara Lee Workers' Compensation Plan. Any determination made, or settlement entered into, by or on behalf of Sara Lee or its insurance company with respect to Coach Claims under the Sara Lee Workers' Compensation Plan shall be final and binding. Until the Distribution Date, Coach shall continue to reimburse Sara Lee and its insurance company for all costs related to Coach's participation in the Sara Lee Workers' Compensation Plan.

              (b) ESTABLISHMENT OF THE COACH WORKERS' COMPENSATION PLAN. As of the Distribution Date, Coach shall be responsible for complying with the workers' compensation requirements of the states in which the Coach Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the Sara Lee Workers' Compensation Plan.

         Section 4.9 KEY EXECUTIVE PLANS. As of the Distribution Date, Coach Transferred Employees who were participants in the Sara Lee Key Executive Plans shall cease participation in such plans. Coach may establish plans for its key executives, in its sole discretion.

                                    ARTICLE V

                          EQUITY AND OTHER COMPENSATION

         Section 5.1 COACH INCENTIVE PLANS.

                  (a) COACH GIP. As of the Separation Date, Coach maintained the Coach GIP. The Coach GIP shall continue on and after the IPO Closing Date and any bonus that has been earned and finally determined under the Coach GIP for the benefit of, or that is allocable to, a Coach Employee shall be paid at such time and pursuant to the terms and conditions as specified in the Coach GIP as modified by the terms of an employment agreement applicable to any such Coach Employee.

                  (b) COACH ANNUAL INCENTIVE PLAN. Effective as of June 29, 2000 Coach has established an annual incentive plan subject to the parameters of the Coach Executive Bonus Plan for Coach Employees.

         Section 5.2 SARA LEE LONG-TERM INCENTIVE PLAN. Any performance shares that a Coach Employee has been awarded under the Sara Lee Long-Term Incentive Plan for a performance period beginning prior to the Distribution Date shall continue to vest and such Coach Employee shall continue to participate in the Sara Lee Long-Term Incentive Plan with respect to such performance shares through the end of the performance period pursuant to the terms and conditions of the award and the Sara Lee Long-Term Incentive Plan. Sara Lee shall charge Coach for the fair market value of awards earned by Coach Employees under the Sara Lee Long-Term Incentive Plan.

         Section 5.3 EXECUTIVE RESTRICTED STOCK PLAN.

                  (a) ELECTIVE RESTRICTED STOCK UNIT CONVERSION BY COACH AT IPO CLOSING DATE. Effective as of the IPO Closing Date, Coach Employees shall cease all future participation in the Sara Lee Executive Restricted Stock Plan. As of or before the IPO Closing Date, all Sara Lee Restricted Stock Units held by those officers and key employees of Coach identified by Coach and Sara Lee in writing shall be assumed by Coach to the extent that the individual (i) elects to have such Sara Lee Restricted Stock Units assumed and (ii) executes a release and waiver that satisfies Sara Lee. Subject to the specific provisions of the agreements governing the Restricted Stock Units, the Sara Lee Restricted Stock Units shall be converted to Coach Restricted Stock Units for each individual who makes an election in accordance with this Subsection 5.3(a) by (1) multiplying (A) the number of such individual's Sara Lee Restricted Stock Units on the IPO Closing Date, and (B) the Sara Lee Stock Value, (2) dividing that number by the Coach Stock Value, and (3) rounding down the resulting number to the nearest whole number of Coach Restricted Stock Units. As soon as administratively practicable thereafter, Sara Lee shall pay to Coach cash equal to the accrued value of such Sara Lee

         Restricted Stock Units that are assumed under this Subsection 5.3(a). Each Restricted Stock Unit so assumed by Coach shall be subject to the terms and conditions set forth in the Coach Stock Plan and as provided in the respective agreements governing such assumed Restricted Stock Units. All Restricted Stock Units held by each Coach Employee that are not assumed by Coach in accordance with the previous two sentences shall continue to vest in accordance with the provisions of the Sara Lee Executive Restricted Stock Plan.

                  (b) RESTRICTED STOCK UNIT CONVERSION BY COACH AT DISTRIBUTION DATE. At the Distribution Date, each outstanding Sara Lee Restricted Stock Unit held by Coach Transferred Employees shall be assumed by Coach and mandatorily converted to Coach Restricted Stock Units. Subject to the specific provisions of the agreements governing the Restricted Stock Units, such outstanding Sara Lee Restricted Stock Units shall be converted to Coach Restricted Stock Units by (1) multiplying (A) the number of such Sara Lee Restricted Stock Units, and
         (B) the Sara Lee Stock Value, (2) dividing that number by the Coach Stock Value, and (3) rounding down the resulting number to the nearest whole number of Coach Restricted Stock Units. As soon as administratively practicable thereafter, Sara Lee shall pay to Coach cash equal to the accrued value of such assumed Sara Lee Restricted Stock Units. Each Sara Lee Restricted Stock Unit so assumed by Coach shall continue to have, and be subject to, substantially the same terms and conditions set forth in the Coach Stock Plan and as provided in the respective agreements governing such assumed Restricted Stock Units.

                  (c) LIMITATIONS ON RELEASE OF RESTRICTED STOCK UNIT AWARDS. The agreements under which any Coach Resticted Stock Units are granted shall provide that Coach common stock may not be released to satisfy the Coach Restricted Stock Unit award under any condition: (i) prior to the date that is six (6) months after the IPO Closing Date; (ii) prior to the date that is twelve (12) months after the IPO Closing Date unless, at the time of release, Sara Lee certifies to Coach that it no longer owns either (A) shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code), or (B) shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code; or (iii) on and after the date that is twelve (12) months after the IPO Closing Date unless, at the time of release, either (A) Sara Lee certifies to Coach that it no longer owns either (I) shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code), or (II) shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code, or (B) Coach demonstrates to the satisfaction of Sara Lee that it has purchased shares on the open market prior to the release in a number sufficient to cover the release, and actually releases such repurchased shares pursuant to such Coach Restricted Stock Unit agreement. Notwithstanding the foregoing, prior to the Distribution Date, Coach agrees to take such actions as may be required by Sara Lee to process Coach Restricted Stock

         Unit Awards, including purchasing shares of Coach common stock on the open market, to ensure that Sara Lee continues to hold either shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code) or shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code after each Option exercise. Coach further agrees that, to the extent it may legally do so, it shall promptly repurchase shares of Coach common stock on the open market to enable any Coach Transferred Employee who has satisfied the restrictions of Coach Restriced Stock Unit award to receive the number of shares of Coach common stock subject to such award.


         Section 5.4 SARA LEE OPTIONS.

                  (a) ELECTIVE OPTION ASSUMPTION BY COACH AT IPO CLOSING DATE.

                           (i) At the IPO Closing Date, each outstanding Sara
                  Lee Option held by those officers and key employees of Coach identified by Coach and Sara Lee in writing, whether vested or unvested, shall be assumed by Coach to the extent that such individual elects to have any such Option assumed and executes a release and waiver that satisfies Sara Lee. Each Sara Lee Option so assumed by Coach shall be subject to the terms and conditions set forth in the Coach Stock Plan and as provided in the respective option agreements governing such assumed Options. Subject to the specific provisions of the governing option agreements, (A) each assumed Option shall be exercisable for that number of whole shares of Coach common stock (rounded down to the nearest whole number of shares of Coach common stock) equal to the ratio of (I) the number of shares of Sara Lee common stock that were issuable upon exercise of such Sara Lee Option as of the IPO Closing Date, to (II) the Elective Option Assumption Ratio, and (B) the per share exercise price for the shares of Coach common stock issuable upon exercise of such assumed Sara Lee Option (rounded up to the nearest whole cent) shall be equal to the product of (I) the exercise price per share of Sara Lee common stock subject to such Sara Lee Option as of the IPO Closing Date, and (II) the Elective Option Assumption Ratio.

                           (ii) In the event that the Coach Stock Value divided
                  by the Sara Lee Stock Value is less than one (1), each individual who elects to have a Sara Lee Option assumed as provided in Subsection 5.4(a)(i) above, shall be eligible to receive an additional option to purchase that number of shares of Coach common stock equal to (A) the ratio of (I) the number of shares of Sara Lee common stock that were subject to such Sara Lee Option as of the IPO Closing Date, to (II) the Ratio, MINUS (B) the number of whole shares of Coach common stock equal to the ratio of (I) the number of shares of Sara Lee common stock that were issuable upon exercise of such Sara Lee Option as of the IPO Closing Date, to (II) the

                  Elective Option Assumption Ratio. Each such additional option shall be granted on the IPO Closing Date and shall be subject to the terms and conditions of the Coach Stock Plan and the applicable option agreement. The exercise price per share of each such additional option shall be equal to the Coach Stock Value. Notwithstanding the foregoing, if the parties determine that the grant of additional options pursuant to this Subsection 5.4(a)(ii) would result in variable accounting treatment, or would otherwise cause Coach or Sara Lee to recognize an expense, with respect to such additional options, then Coach and Sara Lee agree (x) that such additional options will not be granted, and (y) to use their respective commercially reasonable best efforts, in good faith, to agree upon an alternative equity-based or other compensation method that provides to those individuals who otherwise would have received additional options under this Subsection 5.4(a)(ii) compensation that has substantially the same intrinsic value represented by the forgone options.

                  (b) OPTION ASSUMPTION BY COACH AT DISTRIBUTION DATE. At the Distribution Date, each outstanding Sara Lee Option held by Coach Transferred Employees, whether vested or unvested, shall be assumed by Coach and mandatorily converted to Coach Options. Subject to the specific provisions of the governing option agreements, each Sara Lee Option so assumed by Coach shall be subject to substantially the same terms and conditions set forth in the Sara Lee Stock Plans and as provided in the respective option agreements governing such Sara Lee Option as of the Distribution Date, except that (i) such Sara Lee Option shall be exercisable for that number of whole shares of Coach common stock (rounded down to the nearest whole number of shares of Coach common stock) equal to the ratio of (A) the number of shares of Sara Lee common stock that were subject to such Sara Lee Option as of the Distribution Date, to (B) the Ratio, and (ii) the per share exercise price for the shares of Coach common stock issuable upon exercise of such assumed Sara Lee Option (rounded up to the nearest whole cent) shall be equal to the product of (A) the exercise price per share of Sara Lee common stock subject to such Sara Lee Option as of the Distribution Date, and (B) the Ratio.

                  (c) ASSUMPTION CRITERIA. It is the intention of Sara Lee and Coach that the assumption of Sara Lee Options by Coach pursuant to Subsections (a) and (b) above and the issuance of Coach Options under this Section 5.4 meet the following criteria: (i) the aggregate intrinsic value of the assumed Sara Lee Options immediately after the assumption is not greater than such value immediately before the assumption; (ii) with respect to each such assumed Sara Lee Option, the ratio of the exercise price per share to the Coach Stock Value of the assumed Sara Lee Options immediately after the assumption is not less than the ratio of the exercise price per share to the Sara Lee Stock Value immediately before the assumption; and (iii) the vesting and option term of the assumed Sara Lee Options shall not be changed.

                  (d) RESTRICTIONS ON EXERCISE. The agreements under which Coach Options are granted shall provide that a Coach Option may not be exercised under any condition: (i) prior to the date that is six (6) months after the IPO Closing Date; (ii) prior to the date that is twelve (12) months after the IPO Closing Date unless, at the time of exercise, Sara Lee certifies to Coach that it no longer owns either (A) shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code), or (B) shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code; or (iii) on and after the date that is twelve (12) months after the IPO Closing Date unless, at the time of exercise, either (A) Sara Lee certifies to Coach that it no longer owns either (I) shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code), or (II) shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code, or (B) Coach demonstrates to the satisfaction of Sara Lee that it has purchased shares on the open market prior to the exercise in a number sufficient to cover the exercise, and actually re-issues such repurchased shares pursuant to such exercise. Notwithstanding the foregoing, prior to the Distribution Date, Coach agrees to take such actions as may be required by Sara Lee to process Option exercises, including purchasing shares of Coach common stock on the open market, to ensure that Sara Lee continues to hold either shares of Coach common stock representing "control" of Coach (within the meaning of Section 368(c) of the Code) or shares of Coach common stock sufficient to satisfy the "80-percent voting and value test" described in Section 1504(a)(2) of the Code after each Option exercise. Coach further agrees that, to the extent it may legally do so, it shall promptly repurchase shares of Coach common stock on the open market to enable any Coach Transferred Employee who has properly submitted an option exercise notice and satisfied the option exercise price to receive such number of shares of Coach common stock subject to such exercise.

         Section 5.5 ADMINISTRATIVE SERVICES. Prior to the IPO Closing Date, Coach shall contract with a third party administrator, bank or stock transfer agent ("Outsource") to administer any awards granted under the Coach Stock Plan on or after the IPO Date. Until the Distribution Date, Sara Lee shall provide administrative assistance to Coach in connection with the administration of awards granted under the Coach Stock Plan in accordance with Section 4.17 of the Separation Agreement.


                                   ARTICLE VI

                           FRINGE AND OTHER BENEFITS

         Section 6.1 FRINGE BENEFIT PLANS. As of or before the Distribution Date, Coach shall adopt the Coach Fringe Benefit Plans.

                                   ARTICLE VII

                            ADMINISTRATIVE PROVISIONS

         Section 7.1 INTERCOMPANY TRANSITIONAL SERVICES. On the Separation Date, Sara Lee and Coach shall enter into a Master Transitional Services Agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services by Sara Lee to Coach or, in certain circumstances, vice versa. The provision of such interim services by each of Sara Lee and Coach is intended to be covered exclusively by the terms and conditions of the Master Transitional Services Agreement. Accordingly, Coach and Sara Lee shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the provision of services under this Agreement.

         Section 7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.

                  (a) EXPENSES AND COSTS CHARGEABLE TO A TRUST. Effective beginning on the Separation Date, Coach shall pay its share of any contributions made to any trust maintained in connection with a Sara Lee Plan while Coach is a Participating Company in that Sara Lee Plan.

                  (b) EXPENSES AND COSTS OF PLAN NOT CHARGEABLE TO A TRUST. Effective on and after the Separation Date, Coach shall be responsible for (through either direct payment or reimbursement to Sara Lee) Sara Lee's costs and expenses associated with Coach's participation in each Sara Lee Plan while Coach is a Participating Company in that Sara Lee Plan including, but not limited to, the cost of all claims incurred under the Sara Lee Health and Welfare Plans, the cost of all claims incurred under the Sara Lee Section 125 Plan (to the extent such claims are not reimbursed by payroll deduction), the cost of all claims incurred under the Sara Lee Workers' Compensation Plan, the cost of all payments or other distributions (including the fair market value of all Sara Lee securities issued by Sara Lee) made under the Sara Lee Long-Term Incentive Plan, the cost of all restricted stock awards made under the Sara Lee Executive Restricted Stock Plan, the cost of all payments or other distributions made under any other Sara Lee Stock Plan (excluding, for this purpose options exercised under any Sara Lee Stock Plan) and the cost of any other benefit provided or payment made under any Sara Lee Plan to the extent not otherwise specifically provided in this Agreement. Any such payment or reimbursement shall be made within thirty (30) business days after Sara Lee provides Coach with notice of such expenses or costs.

                  (c) CONTRIBUTIONS TO TRUSTS. With respect to Sara Lee Plans to which Coach Employees and Coach Transferred Employees make contributions, Sara Lee shall use reasonable procedures to determine Coach Assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.

                  (d) ADMINISTRATIVE EXPENSES NOT CHARGEABLE TO A TRUST. Effective as of the Separation Date, to the extent not covered by the Master Transitional Services Agreement (as contemplated by Section 7.1) or another Ancillary Agreement, and to the extent not otherwise agreed to in writing by Sara Lee and Coach, and to the extent not chargeable to a trust established in connection with a Sara Lee Plan (as provided in paragraph (a)), Coach shall be responsible, through either direct payment or reimbursement to Sara Lee, for its allocable share of actual third party and/or vendor costs and expenses incurred by Sara Lee and additional costs and expenses in the administration of (i) the Sara Lee Plans while Coach participates in such Sara Lee Plans, and (ii) the Coach Plans, to the extent Sara Lee procures, prepares, implements and/or administers such Coach Plans. Coach's allocable share of such costs and expenses will be determined in a manner consistent with the manner in which the allocable share of such costs and expenses were determined prior to the Separation Date.

         Section 7.3 SHARING OF PARTICIPANT INFORMATION. Sara Lee and Coach shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Sara Lee Plans and the Coach Plans during the respective periods applicable to such Plans. Sara Lee and Coach and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

         Section 7.4 REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS. For any period Coach is a Participating Company in the Sara Lee Plans, Coach shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Sara Lee Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, certificates of creditable coverage, notices and enrollment material for the Sara Lee Plans and Coach Plans. Coach shall assist Sara Lee in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Sara Lee Plans, where applicable.

         Section 7.5 EMPLOYEE IDENTIFICATION NUMBERS. Until the Distribution Date, Sara Lee and Coach shall not change any employee identification numbers assigned by Sara Lee. Sara Lee and Coach mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Sara Lee or Coach shall not be duplicated between Sara Lee and Coach.

         Section 7.6 BENEFICIARY DESIGNATION. Subject to Section 7.10, all beneficiary designations made by Coach Employees and Coach Transferred Employees for the Sara Lee Plans shall be transferred to and be in full force and effect under the corresponding Coach Plans, in accordance with the terms of each such applicable Coach Plan and to the extent permissible under such Plan, until such beneficiary designations are replaced or revoked by the Coach Employees and Coach Transferred Employee who made the beneficiary designation.

         Section 7.7 REQUESTS FOR IRS AND DOL OPINIONS. Sara Lee and Coach shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Coach and Sara Lee shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Sara Lee and/or Coach elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

         Section 7.8 FIDUCIARY MATTERS. Sara Lee and Coach each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

         Section 7.9 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Sara Lee and Coach shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Sara Lee and Coach shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

         Section 7.10 TAX COOPERATION. In connection with the interpretation and administration of this Agreement, Sara Lee and Coach shall comply with all agreements, covenants, procedures and policies established pursuant to the Separation Agreement and the other Ancillary Agreements (as defined below) and the parties' intent to qualify the Distribution as a tax-free reorganization under Code Sections 355 and 368(a)(1)(D).

         Section 7.11 FINANCIAL REPORTING COOPERATION. Coach shall provide to Sara Lee such financial or other information as Sara Lee shall reasonably request to allow Sara Lee to satisfy its financial reporting obligations with respect to any period for which Coach impacts Sara Lee financial reporting.


                                  ARTICLE VIII

                           EMPLOYMENT-RELATED MATTERS

         Section 8.1 TERMS OF COACH EMPLOYMENT. Except with respect to Coach Transferred

Employees who enter into employment agreements with Coach, all basic terms and conditions of employment for Coach Employees and Coach Transferred Employees including, without limitation, their pay and benefits in the aggregate shall, to the extent legally and practicably possible, remain substantially the same through the Distribution Date (other than reasonable raises and bonuses provided in the ordinary course of business and consistent with past practice) as the terms and conditions that were in place when the Coach Employee or Coach Transferred Employee was employed by the Sara Lee Group, as applicable. In addition, nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the Sara Lee Group or the Coach Group.

         Section 8.2 HR DATA SUPPORT SYSTEMS. Sara Lee shall provide human resources data support for Coach Employees and Coach Transferred Employees through the date that is ninety (90) days following the Distribution Date (the "Support Termination Date"). In the event that Sara Lee and Coach agree to extend the time period beyond the Support Termination Date, then the costs and expenses will be computed in accordance with Section 7.2; provided, however, that an additional ten percent (10%) charge will be incurred by Coach. Following the Support Termination Date, Sara Lee and Coach each reserves the right to discontinue Coach's access to any Sara Lee human resources data support systems with sixty (60) days notice.

         Section 8.3 EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS. Coach Employees with U.S. work visas authorizing them to work for Coach will continue to hold work authorization for the Coach Group after the Separation Date. Coach will request amendments to the nonimmigrant visa status of Coach Employees and Coach Transferred Employees with U.S. work visas authorizing them to work for Sara Lee, excluding the Coach Group, to request authorization to work for Coach.

         Section 8.4 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Sara Lee non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Sara Lee Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

         Section 8.5 PERSONNEL RECORDS. Subject to applicable laws on confidentiality and data protection, Sara Lee shall deliver to Coach prior to the Distribution Date, personnel records of Coach Employees and Coach Transferred Employees to the extent such records relate to Coach Employees' and Coach Transferred Employees' active employment by, leave of absence from, or termination of employment with Coach.

         Section 8.6 MEDICAL RECORDS. Subject to applicable laws on confidentiality and data protection, Sara Lee shall deliver to Coach prior to the Distribution Date, medical records of

Coach Employees and Coach Transferred Employees to the extent such records (a) relate to Coach Employees' and Coach Transferred Employees' active employment by, leave of absence from, or termination of employment with Coach, and (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons.

         Section 8.7 UNEMPLOYMENT INSURANCE PROGRAM.

                  (a) CLAIMS ADMINISTRATION THROUGH DISTRIBUTION DATE. Unless otherwise directed by Coach, Sara Lee shall assist Coach in receiving service from Sara Lee's third party unemployment insurance administrator through the Distribution Date. Coach shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Coach.

                  (b) CLAIM ADMINISTRATION POST-DISTRIBUTION DATE. As of the Distribution Date, Coach shall be responsible for complying with the unemployment insurance requirements of the states in which the Coach Group conducts business and for obtaining and maintaining third party insurance programs for its risk of loss.

         Section 8.8 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Coach Employee, Coach Transferred Employee or other former, present or future employee of Sara Lee or Coach under any Sara Lee Plan or Coach Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Coach or any member of the Coach Group shall cause any employee to be deemed to have incurred a termination of employment (except for purposes of the Sara Lee Pension Plan, the Sara Lee ESOP, the Sara Lee Puerto Rico Plans and the Sara Lee
SERP); and (b) no transfer of employment between Sara Lee and Coach before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 EFFECT IF SEPARATION, IPO AND/OR DISTRIBUTION DOES NOT OCCUR. Subject to Section 9.10, if the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO, and/or Distribution Date, or otherwise in connection with the Separation, IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Coach and Sara Lee.

         Section 9.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         Section 9.3 AFFILIATES. Each of Sara Lee and Coach shall cause to be performed and hereby guarantee the performance of any and all actions of the Sara Lee Group or the Coach Group, respectively.

         Section 9.4 INCORPORATION OF SEPARATION AGREEMENT PROVISIONS. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references within the material incorporated herein by reference shall be references to the Separation Agreement): Section 4.3 (relating to Agreement for Exchange of Information);
Section 4.11 (relating to Dispute Resolution); Section 4.13 (relating to No Representation or Warranty); and Article IV (relating to Covenants and Other Matters).

         Section 9.5 NOTICES. Notices, demands, offers requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses and facsimile numbers:

                  (a)      if to Sara Lee:

                           Sara Lee Corporation
                           Three First National Plaza
                           70 West Madison
                           Chicago, Illinois 60602-4260
                           Attention:  General Counsel
                           Facsimile No.:  (312) 345-5706

                  (b)      if to Coach:

                           Coach
                           516 West 34th Street
                           New York, New York 10001
                           Attention:  General Counsel
                           Facsimile No.:  (212) 629-2398

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

         Section 9.6 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Illinois, excluding its conflict of law rules. The parties agree that the Circuit Court of Cook County, Illinois and/or the United States District Court for the Northern District of Illinois shall have exclusive jurisdiction over all actions between the parties for preliminary relief in aid of arbitration pursuant to Section 4.11 of the Separation Agreement, and nonexclusive jurisdiction over any action for enforcement of an arbitral award.

         Section 9.7 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Sara Lee Group and each member of the Coach Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

         Section 9.8 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

         Section 9.9 INTERPRETATION. The headings contained in this Agreement or any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

         Section 9.10 AMENDMENT. The Board of Directors of Coach and Sara Lee may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board (or the Sara Lee Corporation Employee Benefits Administrative Committee) may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Senior Vice President, Human Resources of Sara Lee and the Senior Vice President, Human Resources of Coach have full power and authority to mutually adopt an amendment to this Agreement; provided that if such amendment requires a Plan amendment, an individual or entity with the authority to amend the Plan must consent to such amendment of the Agreement. No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals.

         Section 9.11 TERMINATION. This Agreement may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of Sara Lee without the approval of Coach and, if so terminated, all transactions taken in connection therewith shall be void. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Sara Lee and Coach. In the event of termination pursuant to this Section 9.11, no party shall have any liability of any kind to the other party.

         Section 9.12 CONFLICT. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

         Section 9.13 COUNTERPARTS. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


                                    ARTICLE X

                                   DEFINITIONS

         Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

         Section 10.1 401(K) PLAN. "401(k) Plan," when immediately preceded by "Sara Lee," means the Sara Lee Corporation 401(k) Supplemental Savings Plan, a defined contribution plan. When immediately preceded by "Coach," "401(k) Plan" means the defined contribution plan to be established by Coach pursuant to Section 1.2 and Article II.

         Section 10.2 AFFILIATE. "Affiliate" means, with respect to any specified Person, means any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

         Section 10.3 AGREEMENT. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, and all amendments made hereto from time to time.

         Section 10.4 ANCILLARY AGREEMENTS. "Ancillary Agreements" means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

         Section 10.5 ASSETS. "Assets" is has the meaning set forth in the General Assignment and Assumption Agreement.

         Section 10.6 BUSINESS TRAVEL ACCIDENT INSURANCE. "Business Travel Accident Insurance," when immediately preceded by "Sara Lee," means the policy or policies covering Sara Lee Business Travel Accident Insurance in the U.S. and to the extent applicable, outside the U.S. When immediately preceded by "Coach," "Business Travel Accident Insurance" means the policy or policies covering the business travel accident insurance to be established by Coach pursuant to Sections 1.2 and 4.6.

         Section 10.7 COACH. "Coach" means Coach, Inc., a Maryland corporation. In all such instances in which Coach is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Coach Group, unless it specifically provides otherwise; Coach shall be solely responsible to Sara Lee for ensuring that each member of the Coach Group complies with the applicable terms of this Agreement.

         Section 10.8 COACH BUSINESS. "Coach Business" means the business of producing lifestyle branded handbags, accessories, business cases, luggage and travel accessories, time management products, outerwear, gloves and scarves, watches footwear, eyewear, home furnishings and furniture as described in the IPO Registration Statement.

         Section 10.9 COACH CLAIMS. "Coach Claims" has the meaning set forth in Subsection 4.8(a).

         Section 10.10 COACH EMPLOYEE. "Coach Employee" means any individual who is: (a) either actively employed by, or on leave of absence from, the Coach Group on the Separation Date; (b) either actively employed by, or on leave of absence from, the Sara Lee Group as either part of a work group or organization, or common support function that, at any time after the

Separation Date and before the Distribution Date, moves to the employ of the Coach Group from the employ of the Sara Lee Group; (c) a Coach Terminated Employee; (d) designated as a Coach Employee (as of the specified date) by Sara Lee and Coach by mutual agreement; or (e) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 10.10(a) through (d) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Coach Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Coach Employee by virtue of Subsections 10.10(a) through (d)).

         Section 10.11 COACH GIP. "Coach GIP" means the Coach Growth Incentive Plan.

         Section 10.12 COACH GROUP. "Coach Group" means Coach and each Subsidiary and Affiliate of Coach immediately after the Separation Date, or that is contemplated to be a Subsidiary or Affiliate of Coach and each Person that becomes a Subsidiary or Affiliate of Coach after the Separation Date.

         Section 10.13 COACH STOCK VALUE. "Coach Stock Value" means (a) on the IPO Closing Date, the initial per-share public offering price of Coach common stock, and (b) after the IPO Closing Date, the average of the highest and lowest per-share sale prices of Coach common stock on the NYSE Composite Transactions Tape on the date of determination, provided that if there should be no sales of Coach common stock on such date, the Coach Stock Value shall be the average of the highest and lowest per-share sale prices of Coach common stock on such Composite Tape for the last preceding date on which sales of Coach common stock were reported.

         Section 10.14 COACH TERMINATED EMPLOYEE. "Coach Terminated Employee" means any individual who is: (a) a former employee of the Sara Lee Group who was terminated from the Coach Business on or before the Separation Date; or (b) a former employee of the Coach Group; or (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of a former employee, described in Subsections 10.14(a) or (b) with respect to that former employee's benefit under the applicable Plan(s). Notwithstanding the foregoing, "Coach Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a Sara Lee Employee or a Coach Transferred Employee at the Distribution Date; or (b) an individual who is otherwise a Coach Terminated Employee, but who is subsequently employed by the Sara Lee Group or the Coach Group prior to the Distribution Date.

         Section 10.15 COACH TRANSFERRED EMPLOYEE. "Coach Transferred Employee" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the Coach Group; (b) an employee or a member of a group of employees designated by Sara Lee and Coach, by mutual agreement, as Coach Transferred Employees; or (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee, described in Subsections 10.15(a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Coach Transferred Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Coach Transferred Employee by virtue of Subsections 10.15(a) and (b)); provided, that a "Coach Transferred Employee" shall include, with respect to a Coach Plan established prior to the Distribution Date, an individual who would constitute a Coach Transferred Employee under Subsections 10.15(a), (b) or (c) above if the date such Plan was established was the Distribution Date. An employee may be a Coach Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, actively employed, on a temporary leave of absence from active employment, on layoff, or on any other type of employment relative to a Sara Lee Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any coverage under or benefits from a Sara Lee Plan. Where the context permits, a Coach Transferred Employee shall also mean an employee hired by Coach after the Distribution Date.

         Section 10.16 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         Section 10.17 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         Section 10.18 DEFERRED COMPENSATION PLAN. "Deferred Compensation Plan," when immediately preceded by "Sara Lee," means the Sara Lee Executive Deferred Compensation Plan. When immediately preceded by "Coach," "Deferred Compensation Plan" means the deferred compensation plan that was established by Coach effective June 1, 2000.

         Section 10.19 DISPUTE. "Dispute" means any dispute, controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements or the breach, termination or validity thereof.

         Section 10.20 DISABILITY PLANS. "Disability Plan," means the Sara Lee short term disability program and the Sara Lee Long Term Disability Plan.

         Section 10.21 DISTRIBUTION. "Distribution" means the distribution by Sara Lee of all or a significant portion of the shares of capital stock of Coach owned by Sara Lee after the IPO Closing Date, which divestiture may be effectuated by Sara Lee as a dividend, an exchange with existing Sara Lee stockholders for shares of Coach capital stock, a spin-off or otherwise; provided, that such distribution results in Coach no longer constituting a member of the Sara Lee controlled group, as determined in accordance with Code Sections 414(b), 414(c) and 414(m).

         Section 10.22 DISTRIBUTION DATE. "Distribution Date" means the date that the Distribution is effective.

         Section 10.23 DOL. "DOL" means the United States Department of Labor.

         Section 10.24 EFFECTIVE DATE. "Effective Date" means the date that is two (2) days prior to the date that the registration statement relating to the IPO is declared effective.

         Section 10.25 ELECTIVE OPTION ASSUMPTION RATIO. "Elective Option Assumption Ratio" means the ratio determined by dividing the Coach Stock Value on the IPO Closing Date by the Sara Lee Stock Value on the IPO Closing Date; provided, that the Elective Option Assumption Ratio shall never be less than one (1.0).

         Section 10.26 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         Section 10.27 ESOP. "ESOP" means the Sara Lee Employee Stock Ownership Plan.

         Section 10.28 EXECUTIVE BONUS PLAN. "Executive Bonus Plan" means the Coach Annual Performance-Based Incentive Plan to be established by Coach pursuant to Sections 1.2 and 5.1.

         Section 10.29 EXECUTIVE RESTRICTED STOCK PLAN. "Executive Restricted Stock Plan" means the Sara Lee Long-Term Restricted Stock Plan.

         Section 10.30 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

         Section 10.31 FOREIGN PLAN. "Foreign Plan," when immediately preceded by "Sara Lee," means a Plan maintained by the Sara Lee Group for the benefit of its employees outside the U.S. When immediately preceded by "Coach," "Foreign Plan" means a Plan to be established by Coach for the benefit of its employees outside the U.S.

         Section 10.32 FRINGE BENEFIT PLANS. "Fringe Benefit Plans," when immediately preceded by "Sara Lee," means the Sara Lee Employee Assistance Program, the Sara Lee Educational Assistance Plan and other fringe benefit plans, programs and arrangements, sponsored and maintained by Sara Lee. When immediately preceded by "Coach," "Fringe Benefit Plans" means the fringe benefit plans, programs and arrangements to be established by Coach pursuant to Section 1.2 and Article VI.

         Section 10.33 FSA PLAN. "FSA Plan," when immediately preceded by
"Sara Lee," means the Sara Lee Flexible Spending Account Plan. When immediately preceded by "Coach," "FSA Plan" means the flexible spending account plan to be established by Coach pursuant to Sections 1.2 and 4.3.

         Section 10.34 GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT. "General Assignment and Assumption Agreement" means the Ancillary Agreement which is Exhibit C to the Separation Agreement.

         Section 10.35 GROUP INSURANCE PLAN. "Group Insurance Plan," when immediately preceded by "Sara Lee," means the Sara Lee Group Insurance Plan. When immediately preceded by "Coach," "Group Insurance Plan" means the group insurance plan to be established by Coach pursuant to Section 1.2.

         Section 10.36 HCFA. "HCFA" means the United States Health Care Financing Administration.

         Section 10.37 HEALTH AND WELFARE PLANS. "Health and Welfare Plans," when immediately preceded by "Sara Lee," means the Sara Lee Health Plans, the Sara Lee Section 125 Plan, the Sara Lee Business Travel Accident Insurance program, the Sara Lee Group Insurance Plan, the Sara Lee Workers' Compensation Plan and the health and welfare plans established and maintained by Sara Lee for the benefit of eligible employees of the Sara Lee Group, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "Coach," "Health and Welfare Plans" means the Coach Health Plans, the Coach Section 125 Plan, and the health and welfare plans to be established by Coach pursuant to Section 1.2 and Article IV.

         Section 10.38 HEALTH PLANS. "Health Plans," when immediately preceded by "Sara Lee," means the Sara Lee Employee Health Benefit Plan, any other medical, HMO, vision, and dental plans and any similar or successor Plans. When immediately preceded by "Coach," "Health Plans" means the medical, HMO, vision and dental plans to be established by Coach pursuant to Section 1.2 and Article IV.

         Section 10.39 HMO. "HMO" means a health maintenance organization that provides benefits under the Sara Lee Health Plans or the Coach Health Plans.

         Section 10.40 IPO. "IPO" means the initial public offering of Coach common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended.

         Section 10.41 IPO CLOSING DATE. "IPO Closing Date" means the date on which the IPO is consummated.

         Section 10.42 IPO REGISTRATION STATEMENT. "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act of 1933 as amended, to be filed with the SEC registering the shares of common stock of Coach to be issued in the IPO, together with all amendments thereto.

         Section 10.43 IRS. "IRS" means the United States Internal Revenue Service.

         Section 10.44 KEY EXECUTIVE PLANS. "Key Executive Plans" means the welfare plans maintained by Sara Lee on behalf of its key executives.

         Section 10.45 LIABILITIES. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         Section 10.46 LONG-TERM INCENTIVE PLAN. "Long-Term Incentive Plan" means the Sara Lee Long-Term Performance Incentive Plan.

         Section 10.47 MASTER TRANSITIONAL SERVICES AGREEMENT. "Master Transitional Services Agreement" means the Ancillary Agreement which is Exhibit F to the Separation Agreement.

         Section 10.48 NYSE. "NYSE" means the New York Stock Exchange.

         Section 10.49 OPTION. "Option," when immediately preceded by "Sara Lee," means an option to purchase Sara Lee common stock pursuant to a Stock Plan; provided, that for purposes of Subsection 5.4(a), "Option" does not include any options to purchase Sara Lee common stock pursuant to the Sara Lee Share 2000 Plan. When immediately preceded by "Coach," "Option" means an option to purchase Coach common stock pursuant to a Stock Plan.

         Section 10.50 OUTSOURCE. "Outsource" is defined in Section 5.5.

         Section 10.51 PARTICIPATING COMPANY. "Participating Company" means: (a) Sara Lee; (b) any Person (other than an individual) that Sara Lee has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Sara Lee; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

         Section 10.52 PENSION PLAN. "Pension Plan" when immediately preceded by "Sara Lee," means the Sara Lee Consolidated Pension and Retirement Plan.

         Section 10.53 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

         Section 10.54 PLAN. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Sara Lee or Coach.

         Section 10.55 POST-DISTRIBUTION PERIOD. "Post-Distribution Period" means, for each designated Plan, the period beginning as of the Distribution Date and ending on the date that no member of the Coach Group is using Sara Lee benefit delivery and administrative services with respect to that Plan.

         Section 10.56 PREMIUM PLAN. "Premium Plan," when immediately preceded by "Sara Lee," means the Sara Lee Flexible Compensation Plan, the vehicle by which employees participating in the Sara Lee Health and Welfare Plans can contribute their portion of the premium payments with pre-tax dollars. When immediately preceded by "Coach," "Premium Plan" means the medical/dental pre-tax premium plan to be established by Coach pursuant to Sections 1.2 and 4.3.

         Section 10.57 PUERTO RICO PLANS. "Puerto Rico Plans" when immediately preceded by "Sara Lee," means the Sara Lee Personal Products Retirement Savings Plan of Puerto Rico and the Sara Lee Personal Products Hourly Retirement Plan of Puerto Rico.

         Section 10.58 QDRO. "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Sara Lee 401(k) Plan, the Sara Lee Pension Plan or the Sara Lee ESOP.

         Section 10.59 QMCSO. "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

         Section 10.60 RATIO. "Ratio" means the ratio determined by dividing the Coach Stock Value by the Sara Lee Stock Value.

         Section 10.61 RECORD DATE. "Record Date" means the close of business on the date to be determined by the Board of Directors of Sara Lee as the record date for determining the stockholders of Sara Lee entitled to receive shares of common stock of Coach in the Distribution

         Section 10.62 RESTRICTED STOCK UNIT. "Restricted Stock Unit," when immediately preceded by "Sara Lee," means a right to receive shares of Sara Lee common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a Sara Lee Stock Plan. When immediately preceded by "Coach," "Restricted Stock Unit" means a right to receive shares of Coach common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a Coach Stock Plan.

         Section 10.63 REVENUE. "Revenue" means net revenue as determined in accordance with generally accepted accounting principles.

         Section 10.64 SARA LEE. "Sara Lee" means Sara Lee Corporation, a Maryland corporation. In all such instances in which Sara Lee is referenced in this Agreement, it shall also be deemed to include a reference to each member of the Sara Lee Group, unless it specifically provides otherwise; Sara Lee shall be solely responsible to Coach for ensuring that each member of the Sara Lee Group complies with the applicable terms of this Agreement.

         Section 10.65 SARA LEE EMPLOYEE. "Sara Lee Employee" means an individual who, on the Distribution Date, is: (a) either actively employed by, or on leave of absence from, the Sara Lee Group; (b) a Sara Lee Terminated Employee; or (c) an employee or group of employees designated as Sara Lee Employees by Sara Lee and Coach, by mutual agreement.

         Section 10.66 SARA LEE GROUP. "Sara Lee Group" means Sara Lee and each Subsidiary and Affiliate of Sara Lee (or any predecessor organization thereof).

         Section 10.67 SARA LEE PLANS. "Sara Lee Plans" means the Plans maintained by Sara Lee and shall include the Sara Lee Pension Plan, Sara Lee ESOP, Sara Lee 401(k) Plan, Sara Lee Health and Welfare Plans, Sara Lee Group Insurance Plan, Sara Lee Severance Plans, Sara Lee Fringe Benefit Plans, and the Sara Lee Puerto Rico Plans.

         Section 10.68 SARA LEE STOCK VALUE. "Sara Lee Stock Value" means the average of the highest and lowest per-share sale prices of Sara Lee common stock on the NYSE Composite Transactions Tape on the five (5) trading days preceding the date of determination.

         Section 10.69 SARA LEE TERMINATED EMPLOYEE. "Sara Lee Terminated Employee" means any individual who is a former employee of the Sara Lee Group and who, on the Distribution Date, is not a Coach Transferred Employee.

         Section 10.70 SEC. "SEC" means the United States Securities and Exchange Commission.

         Section 10.71 SECTION 125 PLAN. "Section 125 Plan," when immediately preceded by "Sara Lee," means the Sara Lee Premium Plan and the Sara Lee FSA Plan. When immediately preceded by "Coach," "Section 125 Plan" means the Coach Premium Plan and the Coach FSA Plan to be established by Coach pursuant to Sections 1.2 and 4.3.

         Section 10.72 SEPARATION. "Separation" means the contribution and transfer from Sara Lee to Coach, and Coach's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Coach Business and the stock, investments or similar interests currently held by Sara Lee in subsidiaries and other entities that conduct such business.

         Section 10.73 SEPARATION AGREEMENT. "Separation Agreement" means the Master Separation and Distribution Agreement of which this is Exhibit D thereto.

         Section 10.74 SEPARATION DATE. "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation and/or such other date(s) as may be fixed by the Board of Directors of Sara Lee.

         Section 10.75 SERP. "SERP," when immediately preceded by "Sara Lee," means the Sara Lee Supplemental Benefit Plan.

         Section 10.76 SEVERANCE PLANS. "Severance Plans," when immediately preceded by "Sara Lee," means the Sara Lee Severance Pay Plan and the Sara Lee Severance Pay Plan for A&B Players. When immediately preceded by "Coach," "Severance Plans" means the severance plans to be established by Coach pursuant to Sections 1.2 and 4.4.

         Section 10.77 STOCK PLAN. "Stock Plan," when immediately preceded by "Sara Lee," means any plan, program, or arrangement pursuant to which employees and other service providers hold Options, Sara Lee Restricted Stock Units, or other Sara Lee equity incentives. When immediately preceded by "Coach," "Stock Plan" means the Coach 2000 Stock Incentive Plan to be established by Coach pursuant to Section 1.2.

         Section 10.78 SUBSIDIARY. "Subsidiary" of any person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person. Unless the context otherwise requires, reference to Sara Lee and its Subsidiaries shall not include the subsidiaries of Sara Lee that will be transferred to Coach after giving effect to the Separation.

         Section 10.79 UNEMPLOYMENT INSURANCE PROGRAM. "Unemployment Insurance Program," when immediately preceded by "Sara Lee," means the group unemployment insurance policies purchased by Sara Lee from time to time. When immediately preceded by "Coach," "Unemployment Insurance Program" means any group unemployment insurance program to be established by Coach pursuant to Section 8.7.

         Section 10.80 WORKERS' COMPENSATION PLAN. "Workers' Compensation Plan" when immediately preceded by "Sara Lee" means the Sara Lee Workers' Compensation Plan, comprised of the various arrangements established by a member of the Sara Lee Group to comply with the workers' compensation requirements of the states in which the Sara Lee Group conducts business. When immediately preceded by "Coach," "Workers' Compensation Plan" means the workers' compensation program to be established by Coach pursuant to Section 4.8.





              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                            SARA LEE CORPORATION


                                            By: _______________________
                                            Name:
                                            Title:


                                            COACH, INC.


                                            By: _______________________
                                            Name:
                                            Title:

                                  SCHEDULE 1.6

                                  FOREIGN PLANS

[TO BE INSERTED.]

                                 SCHEDULE 4.1(a)
                               COACH HEALTH PLANS

                           Coach Employee Health Plan

                                  SCHEDULE 4.2

                              SARA LEE HEALTH PLANS

                Sara Lee Corporation Employee Health Benefit Plan
                 Sara Lee Corporation Flexible Compensation Plan
               Sara Lee Corporation Flexible Spending Account Plan

                                  SCHEDULE 5.4

                        SARA LEE RESTRICTED STOCK HELD BY
                      NON-U.S. COACH TRANSFERRED EMPLOYEES

DELETE SCHEDULE UNLESS APPLICABLE.